    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1995

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------
                              SARA LEE CORPORATION
             (Exact name of Registrant as specified in its charter)

                 MARYLAND                                 36-2089049
         (State of incorporation)          (I.R.S. Employer Identification Number)

                          Three First National Plaza,
                                  Suite 4600,
                          Chicago, Illinois 60602-4260
                                 (312) 726-2600

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           JANET LANGFORD KELLY, ESQ.
                      Senior Vice President, Secretary and
                                General Counsel
                              Sara Lee Corporation
                    Three First National Plaza, Suite 4600,
                          Chicago, Illinois 60602-4260
                                 (312) 726-2600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with a copy to:
                           BARRY W. SILVERSTEIN, ESQ.
                           99 Clinton Street, Suite 6
                            Brooklyn, New York 11201
                                 (718) 260-8614

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                         PROPOSED          PROPOSED
                                        AMOUNT           MAXIMUM           MAXIMUM
TITLE OF EACH CLASS OF                  TO BE         OFFERING PRICE      AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED(1)      PER UNIT(2)      OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $1.33 1/3 par value
  (including Preferred Stock
  Purchase Rights)................      440,382           $29.88         $13,158,614          $4,537
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Maximum number of shares which may be offered.
(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the New York Stock Exchange Composite Transaction Tape on September 27, 1995.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 1995

PROSPECTUS

                              SARA LEE CORPORATION
                         440,382 SHARES OF COMMON STOCK
                        (PAR VALUE $1.33 1/3 PER SHARE)
                            ------------------------
     This Prospectus relates to up to 440,382 shares (the "Shares") of common stock, par value $1.33 1/3 per share (the "Common Stock"), of Sara Lee Corporation, a Maryland corporation (the "Corporation"), which may be offered for sale by a certain stockholder of the Corporation (the "Selling Securityholder") from time to time. Subject to certain limitations, the distribution of the Shares by the Selling Securityholder may be effected from time to time by one or more broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other stock exchanges on which the Common Stock is listed pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices acceptable to the Selling Securityholder. See "Plan of Distribution."

     None of the proceeds from the sale of the Shares will be received by the Corporation. The Corporation will bear all expenses of the offering, currently estimated to be approximately $17,037, except that the Selling Securityholder will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholder. The Corporation and the Selling Securityholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Common Stock is listed on the New York Stock Exchange, Inc., the Chicago Stock Exchange, Incorporated, The Pacific Stock Exchange, Incorporated, The Stock Exchange (London), the Bourse (Paris), the Amsterdam Stock Exchange, and the (Swiss) Stock Exchanges of Zurich, Basel, and Geneva.

     Each share of Common Stock (including the Shares) includes one-fourth of a Right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Corporation or, under certain circumstances, Common Stock or other securities, cash or other assets.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The Selling Securityholder, directly or through broker-dealers or agents designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the names of any such broker-dealer or agent, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Securityholder from the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Corporation. See "Plan of Distribution."

     The Selling Securityholder and any broker-dealer or agent that participates with the Selling Securityholder in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Corporation has agreed to indemnify the Selling Securityholder and any underwriter against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution." To the extent required, an accompanying Prospectus Supplement will set forth any other indemnification arrangements.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE SELLING SECURITYHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.
                            ------------------------

               The date of this Prospectus is             , 1995.

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

The Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

The Selling Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5



                             AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048.

         Such documents can also be inspected at the offices of the following stock exchanges on which the Corporation's Common Stock is listed: New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605, and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

         The Prospectus does not contain all information set forth in the registration statement on Form S-3 to which this Prospectus relates (the "Registration Statement") and the exhibits thereto which the Corporation has filed with the Commission under the

Securities Act and to which reference is hereby made. The Corporation will provide without charge to each person, including a beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in the Registration Statement other than exhibits to such information (unless such exhibits are specifically incorporated by reference therein). Such written requests should be addressed to Sara Lee Corporation, Three First National Plaza, Suite 4600, Chicago, Illinois 60602-4260, Attention: Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel; telephone number (312) 726-2600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference:

                 (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended July 1, 1995;

                 (b) All other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since July 1, 1995; and

                 (c) The Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement No. 1-3344 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15,
         1989), as to the description of the Common Stock of the Corporation.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                THE CORPORATION

         The Corporation is an international manufacturer and marketer of food and consumer packaged goods. The Corporation's products and services include frozen baked goods; processed meats; coffee and tea; beverage systems; food and non-food products distributed to the foodservice industry; hosiery, underwear, activewear, and other apparel and accessory items; and personal, household and shoe care products. The principal executive offices of the Corporation are located at Three First National Plaza, Chicago, Illinois 60602-4260, telephone number (312) 726-2600.

                                USE OF PROCEEDS

         The Corporation will not receive any of the proceeds from the offering and sale of the Shares.

                           THE SELLING SECURITYHOLDER

         The Selling Securityholder has expressed her desire to be able to sell the Shares set forth below. From time to time, the Selling Securityholder will determine the number of the Shares which she may sell. The determination to sell will depend on a number of factors, including the price of the Common Stock from time to time. See "Plan of Distribution." The following table sets forth the information, as of July 13, 1995, concerning the Selling Securityholder's ownership of Common Stock. The Selling Securityholder has furnished the information as to her ownership of Common Stock prior to this offering. The Selling Securityholder beneficially owns less than one percent of the issued Common Stock.

                                         Shares           Shares Which May Be     Shares Which May Be
       Stockholder                   Presently Owned              Sold            Owned After Sale(1)
--------------------------           ---------------      -------------------     -------------------
 Sheri C. Sandler                       655,212                440,382                 214,830

---------------
(1) The information in this column assumes that the Selling Securityholder will sell all Shares being offered hereby.

         The 655,212 shares of Common Stock presently owned by the Selling Securityholder were acquired as of July 3, 1995 in connection with the acquisition by the Corporation of all of the outstanding capital stock of L.M. Sandler & Sons, Incorporated, which is engaged in the foodservice business.

                              PLAN OF DISTRIBUTION

         Any sale of the Shares by the Selling Securityholder will be for her own account. The Corporation will not receive any of the proceeds from the offering of the Shares.

         Subject to the limitations set forth below, the distribution of the Shares by the Selling Securityholder may be effected from time to time directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, the Pacific Stock Exchange, the Chicago Stock Exchange or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more broker-dealers or agents agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agents for the Selling Securityholder. The Selling Securityholder and any such broker-dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent required at the time a particular offer of the Shares is made, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Securityholder, any discounts, commissions and other items constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to brokerdealers, including the proposed selling price to the public.

         The Selling Securityholder has agreed to only make sales of the Shares offered hereby during (i) the ten business day period beginning on the second business day following the date on which the Corporation files a Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, and (ii) any period during which a registration statement covering sales by other securityholders of the Corporation is effective and such other securityholders are making sales thereunder or are entitled to make sales thereunder without obtaining the prior consent of the Corporation.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in marketmaking activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules lOb-2, lOb-6 and lOb-7.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         The Corporation will bear all expenses of the offering, except that the Selling Securityholder will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholder.

         The Corporation has agreed to indemnify the Selling Securityholder and certain other persons against certain liabilities including liabilities arising under the Securities Act.

         The Corporation has agreed to use its reasonable best efforts to keep the Registration Statement of which this Prospectus is a part continuously effective and usable until July 3, 1997 or until the end of such shorter period which will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.

                                    EXPERTS

         The consolidated financial statements and schedules of the Corporation incorporated by reference in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                 LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Corporation by Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation. As of August 31, 1995, Ms. Kelly owned 3,157 shares of Common Stock and had the right to acquire 37,000 shares of Common Stock through the exercise of options pursuant to stock option plans of the Corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated fees and expenses payable by the Corporation in connection with the issuance and distribution of the Common Stock registered hereunder are as follows:

        Securities and Exchange Commission
             registration fee . . . . . . . . . . . . . . . . . . . . . . .         $ 4,537
        Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .           2,500
        Accounting fees and expenses  . . . . . . . . . . . . . . . . . . .           5,000
        Printing fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,000
        Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                                                                                    -------
        Total fees and expenses . . . . . . . . . . . . . . . . . . . . . .         $17,037

The Corporation has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, and the fees and expenses of counsel and other advisors to the Selling Securityholder) in connection with the registration and sale of the shares being offered by the Selling Securityholder.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Securities Act. The Corporation has purchased and maintains insurance as is permitted in said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act.
Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

         Article V of the By-Laws of the Corporation provides as follows:

         Section 1. Right to Indemnification. Subject to the provisions of Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

         Section 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

         Section 3. Standard of Conduct. Anything in these By-Laws to the contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination had been made in accordance with the procedures set forth in
Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is proved that.

                 (a) The act or omission of the director or officer was material to the cause of action giving rise to the proceeding; and

                          (i)     was committed in bad faith; or

                          (ii) was the result of active and deliberate dishonesty; or

                 (b) The director or officer actually received an improper benefit in money, property or services; or

                 (c) In the case of a criminal proceeding, the director or officer had reasonable cause to believe that act or omission was unlawful.

         Section 4. General. The indemnification and advance of expenses provided by this By-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect.

         Section 5. Effective Time. This By-Law shall be effective from and after the date of its adoption (August 26, 1988) and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

         Section 6. Further Action. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ITEM 16.         EXHIBITS.

         (2) Agreement and Plan of Reorganization, dated October 11, 1994, by and among Sara Lee Corporation, PYA/Monarch, Inc., Frigid Freeze Foods, Inc., PYA General Partner Corp., PYA Limited Partner Corp., L. M. Sandler & Sons, Incorporated, Sandler Limited Partner Corp., Sandler General Partner Corp., Steven B. Sandler, Arthur B. Sandler, and Consolidated Foodservice Companies Limited Partnership.

         (4) Rights Agreement, dated as of April 28, 1988, between the Corporation and the First National Bank of Chicago, as Rights Agent (incorporated by reference to the Registration Statement No. 1-3344 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989)).

         (5) Opinion of Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel.

         (10) Registration Rights Agreement, dated October 11, 1994, by and among Sara Lee Corporation, Steven B. Sandler, Arthur B. Sandler, and Sheri C. Sandler.

         (23a)     Consent of Independent Public Accountants.

         (23b) Consent of Janet Langford Kelly, Esq. (incorporated by reference to Exhibit 5 to this Registration Statement).

         (24)      Powers of Attorney.

ITEM 17.           UNDERTAKINGS.

         (a)       RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         Section 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Section 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Section 3. To remove from registration by means of a post-effective amendment to the registration statement any of the securities being registered which remain unsold at the termination of the offering.

         (b)       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange of Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C)       ACCELERATION OF EFFECTIVENESS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 2nd day of October, 1995.


                                           SARA LEE CORPORATION



                                      By: /s/ Floyd G. Hoffman
                                         -------------------------
                                           Floyd G. Hoffman
                                           Vice President and
                                           Deputy General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 2, 1995:

             SIGNATURE                                                  CAPACITY
             ---------                                                  --------

/s/       John H. Bryan                                   Chairman of the Board, Chief Executive Officer and Director
----------------------------------
          John H. Bryan

/s/     Michael E. Murphy                                 Vice Chairman, Chief Administrative Officer and Director
----------------------------------
        Michael E. Murphy


/s/   Donald J. Franceschini                              Executive Vice President and Director
----------------------------------
      Donald J. Franceschini

                *                                         Executive Vice President and Director
----------------------------------
        C. Steven McMillan

                *                                         Senior Vice President and Chief Financial Officer
----------------------------------
        Judith A. Sprieser

/s/     Wayne R. Szypulski                                Vice President and Controller
----------------------------------
        Wayne R. Szypulski

               *                                          Director
----------------------------------
         Paul A. Allaire



              SIGNATURE                                                  CAPACITY
              ---------                                                  --------


                  *
 ------------------------------------
       Frans H.J.J. Andriessen                                           Director


                  *
 ------------------------------------
           Duane L. Burnham                                              Director

                  *
 ------------------------------------
           Charles W. Coker                                              Director

                  *
 ------------------------------------
           Willie D. Davis                                               Director


 ------------------------------------
          Allen F. Jacobson                                              Director


                  *
 ------------------------------------
        Vernon E. Jordan, Jr.                                            Director


                  *
 ------------------------------------
          James L. Ketelsen                                              Director


                  *
 ------------------------------------
          Hans B. van Liemt                                              Director

                  *
 ------------------------------------
            Joan D. Manley                                               Director


                  *
 ------------------------------------
           Newton N. Minow                                               Director


                  *
 ------------------------------------
        Sir Arvi H. Parbo A.C.                                           Director


                  *
 ------------------------------------
          Rozanne L. Ridgway                                             Director



       SIGNATURE                                                  CAPACITY
       ---------                                                  --------

          *
-------------------------
   Richard L. Thomas                                              Director



         *By Janet Langford Kelly as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors and officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.



                                      /s/ Janet Langford Kelly
                                      -------------------------------------
                                      Janet Langford Kelly,
                                      as Attorney-in-Fact

                                                EXHIBITS INDEX                                        PAGE
                                                --------------                                        ----

 (2)           Agreement and Plan of Reorganization, dated October 11, 1994, by and among Sara
               Lee Corporation, PYA/Monarch, Inc., Frigid Freeze Foods, Inc., PYA General
               Partner Corp., PYA Limited Partner Corp., L. M. Sandler & Sons, Incorporated,
               Sandler Limited Partner Corp., Sandler General Partner Corp., Steven B.
               Sandler, Arthur B. Sandler, and Consolidated Foodservice Companies Limited
               Partnership.

 (4)           Rights Agreement, dated as of April 28, 1988, between the Corporation and the
               First National Bank of Chicago, as Rights Agent (incorporated by reference to the Registration Statement No. 1-3344 on Form 8-A filed with the Commission on
               May 11, 1988 (as amended by Form 8 thereto filed with the Commission on
               November 15, 1989)).

 (5)           Opinion of Janet Langford Kelly, Esq., Senior Vice President, Secretary and
               General Counsel.

 (10)          Registration Rights Agreement, dated October 11, 1994, by and among Sara Lee
               Corporation, Steven B. Sandler, Arthur B. Sandler, and Sheri C. Sandler.

 (23a)         Consent of Independent Public Accountants.

 (23b)         Consent of Janet Langford Kelly, Esq. (incorporated by reference to Exhibit 5 to this Registration Statement).

 (24)          Powers of Attorney.





                                    - 14 -